                                                               Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 33-54245), Form S-4 (No. 333- 19335) and Form S-8 (Nos. 33-49872; 33-53267; 33-62469; 333-04161 and 333- 19335-01)
of Newmont Mining Corporation of our report dated February 1, 1997 pertaining to the consolidated financial statements of Santa Fe Pacific Gold Corporation and Subsidiaries appearing in Newmont Mining Corporation's Current Report on Form 8-K. It should be noted, however, that such financial statements are not included in such Form 8-K.



                                    /s/  PRICE WATERHOUSE LLP
                                    ---------------------------
                                         PRICE WATERHOUSE LLP


Phoenix, Arizona
November 10, 1997